Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 16, 2018, relating to the consolidated financial statements of Emmaus Life Sciences, Inc. and Subsidiaries, appearing in the joint proxy/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP
Los Angeles, California
February 13, 2019